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                                                                     EXHIBIT 15

                         ACCOUNTANTS' AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re: Global Marine Inc.
    Registration Statement on Form S-3

  We are aware that our report dated May 7, 1998, on our review of consolidated interim financial information of Global Marine Inc. and subsidiaries for the period ended March 31, 1998, and included in the Company's quarterly report on Form 10-Q (File No. 1-5471) for the quarter then ended, is incorporated by reference in this Prospectus constituting part of the Company's amendment no. 1 to registration statement on Form S-3 (Registration No. 333-49807). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the amendment no. 1 to registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ Coopers & Lybrand L.L.P.

Houston, Texas
May 12, 1998